UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HOVNANIAN ENTERPRISES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	22-1851059
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

10 Highway 35, P.O. Box 500 Red Bank, New Jersey	07701
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to
General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to
General Instruction A.(d), check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-125738, 333-106761, 333-68528, 333-75939 and 333-51991

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Depositary Shares, Each Representing 1/1,000th of a Share of 7.625% Series A Preferred Stock	The Nasdaq National Market

Securities registered pursuant to Section 12(g) of the Act:                                                                    None

Item 1. Description of Registrant’s Securities to be Registered.

The descriptions of the Depositary Shares registered hereby and the 7.625% Series A Preferred Stock (liquidation preference $25,000.00 per share), par value $.01 per share, that the Depositary Shares represent (the “Preferred Stock”) of Hovnanian Enterprises, Inc. (the “Registrant”) is incorporated herein by reference to the descriptions included under the captions “Description of the Depositary Shares” and “Description of the Series A Preferred Stock” in the prospectus supplement dated June 30, 2005, as filed with the Securities and Exchange Commission (the “Commission”) on July 1, 2005 pursuant to Rule 424(b)(2) of the Securities Act of 1933, as amended (the “Securities Act”), to the Prospectus dated June 28, 2005 (the “Prospectus”) included as part of the Registrant’s Registration Statement on Form S-3 (File No. 333-125738) and under the captions “Description of Depositary Shares” and “Description of Capital Stock–Preferred Stock” in the Prospectus.  For purposes of these descriptions, any prospectus supplement relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act that purports to describe the Depositary Shares or the Preferred Stock shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

3.1                                                                                                         Certificate of Incorporation of Hovnanian Enterprises, Inc. (incorporated by reference to Exhibits to Registration Statement (File No. 2-85198) on Form S-1 of Hovnanian Enterprises, Inc.).

3.2                                                                                                         Certificate of Amendment of Certificate of Incorporation of Hovnanian Enterprises, Inc. (incorporated by reference to Exhibits to Registration Statement (File No. 333-106761) on Form S-3 of Hovnanian Enterprises, Inc.).

3.3                                                                                                         Certificate of Amendment of Certificate of Incorporation of Hovnanian Enterprises, Inc. (incorporated by reference to Exhibits to the Quarterly Report on Form 10-Q of Hovnanian Enterprises, Inc. for the quarter ended January 31, 2004).

3.4                                                                                                         Restated By-Laws of Hovnanian Enterprises, Inc. (incorporated by reference to Exhibit 3.2 to Registration Statement (File No. 1-8551) on Form 8-A of Hovnanian Enterprises, Inc.).

4.1                                                                                                         Certificate of Designations, Powers, Preferences and Rights of the 7.625% Series A Preferred Stock, dated July 12, 2005 (incorporated by reference to Exhibits to the Current Report on Form 8-K of Hovnanian Enterprises, Inc., filed on July 13, 2005).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HOVNANIAN ENTERPRISES, INC.
(Registrant)

	By:	/s/ Peter S. Reinhart
		Name:	Peter S. Reinhart
		Title:	Senior Vice President and General Counsel

Date: July 22, 2005

INDEX TO EXHIBITS

Exhibit Number	Exhibit

3.1	Certificate of Incorporation of Hovnanian Enterprises, Inc. (incorporated by reference to Exhibits to Registration Statement (File No. 2-85198) on Form S-1 of Hovnanian Enterprises, Inc.).

3.2

Certificate of Amendment of Certificate of Incorporation of Hovnanian Enterprises, Inc. (incorporated by reference to Exhibits to Registration Statement (File No. 333-106761) on Form S-3 of Hovnanian Enterprises, Inc.).

3.3

Certificate of Certificate of Amendment of Certificate of Incorporation of Hovnanian Enterprises, Inc. (incorporated by reference to Exhibits to the Quarterly Report on Form 10-Q of Hovnanian Enterprises, Inc. for the quarter ended January 31, 2004).

3.4	Restated By-Laws of Hovnanian Enterprises, Inc. (incorporated by reference to Exhibit 3.2 to Registration Statement (File No. 1-8551) on Form 8-A of Hovnanian Enterprises, Inc.).

4.1

Certificate of Designations, Powers, Preferences and Rights of the 7.625% Series A Preferred Stock, dated July 12, 2005 (incorporated by reference to Exhibits to the Current Report on Form 8-K of Hovnanian Enterprises, Inc., filed on July 13, 2005).